Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

             We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1999 Director Stock Incentive Plan of our report dated October 19, 1999, with respect to the consolidated financial statements and schedules of Amcast Industrial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/Ernst & Young LLP
                                          --------------------
                                          Ernst & Young LLP

Dayton, Ohio
April 17, 2000